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                                                                     EXHIBIT 5.1

          [Letterhead of Buchanan Ingersoll Professional Corporation]

                               One Oxford Centre
                         301 Grant Street, 20th Floor
                           Pittsburgh, PA 15219-1410
                            Telephone: 412-562-8800
                               Fax: 412-562-1041

                                October 29, 1996



Hyperion Telecommunications, Inc.
5 West Third Street, P.O. Box 472
Coudersport, PA  16915

     Re:  Hyperion Telecommunications, Inc. Initial Public Offering of
          ------------------------------------------------------------
          18,975,000 Shares of Class A Common Stock
          -----------------------------------------

Dear Sirs:
----------

     We have acted as counsel to Hyperion Telecommunications, Inc., a Delaware Corporation (the "Company"), in connection with the initial public offering of up to 18,975,000 shares of the Company's Class A Common Stock, par value $0.01 per share (the "Class A Common Stock"), including up to 2,475,000 shares of Class A Common Stock which may be issued by the Company solely to cover over-allotments, pursuant to the terms of a U.S. Underwriting Agreement (the "U.S. Underwriting Agreement") proposed to be entered into by and among the Company and Goldman, Sachs & Co., Bear, Stearns & Co. Inc., Lazard Freres & Co. LLC and Merrill Lynch & Co., as representatives of the underwriters, and an International Underwriting Agreement (the "International Underwriting Agreement") proposed to be entered into by and among the Company and Goldman Sachs International, Bear, Stearns International Limited, Lazard Capital Markets and Merrill Lynch International, as representatives of the underwriters; the U.S. Underwriting Agreement and the International Underwriting Agreement, together shall be known as the "Underwriting Agreements")

     In connection with the proposed public offering, we have examined the Amended and Restated Certificate of Incorporation of the Company, the Bylaws of the Company, as amended, the relevant corporate proceedings of the Company, the Registration Statement on Form S-1 covering the proposed public offering (the "Registration Statement"), the Underwriting Agreements (including the U.S. Underwriting Agreement in the form filed as Exhibit 1.1 to the Registration Statement), and such other documents, records, certificates of public officials, statutes and decisions as we considered necessary to express the opinions contained herein. In the examination of such documents, we have assumed the genuiness of all signatures and the authenticity of all documents submitted to us as originals and the conformity to the original documents of all documents submitted to us as certified or photostatic copies.

        Pittsburgh [ ] Harrisburg [ ] Philadelphia [ ] Miami [ ] Tampa

                      Lexington [ ] Princeton [ ] Buffalo
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October 29, 1996
Page -2-

     We understand that the shares of Class A Common Stock are to offered and sold in the manner described in the Prospectus which is a part of the Registration Statement.

     Based on the foregoing and assuming the due execution and delivery of the Underwriting Agreements, we are of the opinion that when the Registration Statement shall have been declared effective by order of the Securities and Exchange Commission, and when the shares of Class A Common Stock have been duly executed, issued and delivered pursuant to the terms of the Underwriting Agreements, the shares of Class A Common Stock will be validly issued, fully-paid and non-assessable.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us in the Prospectus under the heading "Legal Matters."

                                           Very truly yours,

                                           BUCHANAN INGERSOLL
                                           PROFESSIONAL CORPORATION


                                           By: /s/ Carl E. Rothenberger, Jr.